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                                                          Moderator: Sarah Bialk
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                                                                    EXHIBIT 99.2



                                      Z-TEL

                             MODERATOR: SARAH BIALK
                                 AUGUST 7, 2003
                                  9:00 A.M. CT



Operator: Good morning and welcome to (the) Z-Tel Second Quarter 2003 Earnings
         Results conference call. Today's conference is being recorded. At this time for opening remarks and introductions, I would like to turn the conference over to Director of Investor Relations, Ms. Sarah Bialk. Please go ahead.

Sarah Bialk: Thank you. I would like to welcome everyone to Z-Tel's second quarter 2003 earnings conference call today. You may also access this call on the (Intranet) at www.z-tel.com, streetevents.com, or companyboardroom.com.

         Please note that the content of this Webcast contains time-sensitive information that is accurate only as of date of the live broadcast, August 7th, 2003. The online replay will be available shortly after the conclusion of the call. And you may also review a copy of today's press release at our Web site, z-tel.com.

         To the extent any non-GAAP financial measure is discussed in today's call, you may also find a reconciliation of that measure to the most directly comparable financial measure calculated according to GAAP on the company's Web site by following the Learn link to investor relations, selecting In The News and clicking on today's news release.
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                                                          Moderator: Sarah Bialk
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         Joining me this morning are Greg Smith, President, CEO and Chairman of
         Z-Tel; Trey Davis, Chief Financial Officer; and Frank Grillo, Senior Vice President of Business Services for Z-Tel.

         Statements made during this conference call, other than those related to historical information, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, discussions of forecasts, estimates, targets, plans, beliefs, expectations and the like, are intended to be forward-looking statements. These forward-looking statements, which are based on management's current beliefs and assumptions and current information known to management involve known and unknown risks and uncertainties and other factors that may cause actual results, performance or achievements to differ materially from those predicted.

         Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements are contained in the detailed press release issued this morning, as well as the 2002 annual report Form 10-K dated March 30th, 2003, and filed with the Securities and Exchange Commission, including but not limited to the section of that document titled "Risks Related to our Financial Condition and our Business."

         Z-Tel is, of course, under no duty and undertakes no obligation to update any forward-looking statements made during this call.

         I'd like to remind our listeners that we will be available after the call for questions.

         With that I'll turn the call over to Trey Davis, our Chief Financial Officer.

Trey Davis:  Thank you, Sarah.


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                                                          Moderator: Sarah Bialk
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         I'm pleased to announced that we have now reported five consecutive quarters in which we generated a positive EBITDA, and that our retail ((inaudible)) lines and service and our total revenues grew significant during the second quarter.

         During the second quarter of 2003 Z-Tel reported total revenue of $69.9 million. This was composed of $54 million of retail revenue and about $15.9 million of wholesale services revenue. Of the second quarter wholesale services revenue, Sprint accounted for about two-thirds of the total, and MCI accounted for the majority of the other third.

         On the retail side of our business during second quarter average monthly revenue per average UNE-P retail line and service exceeded $67.

         During the quarter MCI did elect to move its voice mailboxes associated with our wholesale services agreement, off of our platform. While we still have a number of UNE-P lines and services associated with this agreement, our operating profit was temporarily reduced by this transition. Fortunately, however, this came at a time when Sprint's wholesale growth helped to mitigate the financial impact of this action.

         While Sprint's growth was unable to fully offset the negative cash flow impact created by MCI's contraction, the good news is that most of the MCI is now behind us. And it certainly appears that Sprint will continue its growth over the balance of the year.

         On the retail side of our business the company's gross margin was about
         56.4 percent during the second quarter. This excluded the company's wholesale business unit and equated to a retail gross profit of about $30.4 million for the 90-day period.


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                                                          Moderator: Sarah Bialk
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         With respect to the UNE-P stand-alone portion of our business, the company reported a gross profit of just over $28.5 million during the quarter, or in excess of $37 per average UNE-P line per month.

         During the second quarter the company reported about $34.3 million of cash operating expense, cash operating expense defined as total cash operating expense excluding network related expense and bad debt expense. This figure included about $5.3 million of expense that was fully and directly attributable to the wholesale services business unit. Excluding this, roughly $29 million of cash spending expense was reported against the retail businesses segments during the quarter, and, yes, this was still a bit higher than the level we had been operating at for the past two years.

         Much of this increase was due to a significant increase in sales and marketing expenses during the quarter. Sales and marketing expense was up substantially during the period due to our increased investment in advertising; and more notably, due to the upfront (Dell's) commission expenses that resulted from the significant retail UNE-P line growth that we achieved during the quarter. During the quarter our average gross sales acquisition costs for a retail UNE-P line and service was in excess of $85.

         During the second quarter we also reported about $4.3 million in bad debt expense. This represented just under eight percent of retail revenue. And this was in line with our expectations for the quarter. But we also intend to report a much improved bad debt figure during the second half of the year, particularly during the third quarter as we have a variety of short-term initiatives in place that should facilitate significant improvement in our bad debt experience prior to the end of August.

         During the second quarter, again, we reported an EBITDA of just over $400,000. Again, this represented our fifth consecutive quarter of generating a positive operating profit and despite
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         MCI's decision to transition a significant portion of their wholesale activity away from us, our retail business, coupled with the growth of Sprint allowed us to remain in a positive operating position.

         The company reported total capital expenditures of about $2.7 million during the quarter, and of this figure about $800,000 represented ((inaudible)) salary expenses relating to software development activity, while the balance represented expenditures on hard assets.

         As of June 30, cash on hand was just over $14 million, this was down just under three million for the second quarter and the reduction in cash was due to the temporary reduction in EBITDA coupled with some working capital management issues.

         Also while on the subject of liquidity, at the end of July we renewed our (factoring) agreement with RFC (Textron) for an additional year. And this will be the fourth year of what we consider to be a very successful partnership.

         Turning to the future, over the balance of the year we expect to grow our retail UNE-P line account. However, unlike past quarters when consumers were the only target we had for our retail focus, we will be directing more of our retail effort to businesses over the balance of the year.

         We are in the process of evaluating a specific mix and allocation of our retail marketing knowledge between consumer and business for the balance of the year. But we can already say with a certainty that business will immediately become a larger percentage of our retail
         UNE-P line count, and in total we continue to foresee retail UNE-P line
         - net line growth between now and year's end.
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                                                          Moderator: Sarah Bialk
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         Sprint has also strongly increased activities - activity levels on the wholesale front. Due to the increased contribution that Sprint has already made to our business, our whole services revenue was actually up $3 million sequentially during the second quarter, despite the MCI run off.

         Over the remainder of the year we have no reason to suspect Sprint will not further increase their activity levels with us, and as a result, the revenue produced from this partnership could become very large portion of our consolidated revenue by year end. Under no reasonable scenario, however, will Spring account for the majority of our total revenue stream over the balance of the year as retail will still represent the majority of our business.

         The level of cash spending that we will actually incur over the second half of 2003 will mostly depend on the rate of retail line growth that we elect to pursue. We have already moderated our sales expense somewhat during the initial month of the third quarter. Of course, sales related expenditures are the largest discretionary variable within our business and largely dictates how much we deviate from our normal monthly level of cash spending of about $9 million.

         However, it is noteworthy to mention that as we shift more of our retail focus to business and away from consumer that we should be able to partially mitigate the short-term impacts that we have in cash and EBITDA as a result of the line growth that we do achieve. This is because of the business standard of customarily offering less in the way of (bounty) payments and structuring more of the agent compensation and the ongoing residual stream. And not only does this tend to attract higher quality end user for us but it also should help to level out the recognition of what can be lumpy sales expenses and should also help with working capital management.

         Because the MCI run off is largely behind us, coupled with the growth that we are already experiencing with Sprint on the wholesale side of our business, and the successes that we foresee with the retail business segment of our business, we believe that our third quarter EBITDA will be much improved over the level that we reported during the most recent quarter.
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                                                          Moderator: Sarah Bialk
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         With respect to liquidity and our cash balance, we continue to anticipate that we will report a relatively stable cash position over the remainder of the year. Despite having grown UNE-P line 30 percent during the first half of the year and incurring all the initial expenses that are related to that type of growth, we were able to hold cash pretty stable over the first six months of the year and we expect our cash balance to approximate $15 million at the end of the third quarter.

         Now I'd like to turn this morning's call over to our President and Chief Executive Officer, Greg Smith.

Greg Smith:  Thank, Trey, for the recap of the second quarter.

         I believe the performance of the company was much better than the numbers show and that listeners today certainly understand the timing gap associated with our wholesale business with the run off of MCI and the ramping up of Sprint.

         Z-Tel is performing very well and I'm going to run through some of those things during this morning's call. We were working on three things at once. First, we continue to build a differentiated consumer product and work to improve the profitability of our consumer business. The second is to continue to expand our wholesale services. The third is to launch and build our business services capability and we're off to a great start there.

         Before jumping into these three areas, let me talk for a minute about managing a company like Z-Tel today in a changing industry and why we operate and spend money as we do. We look at three things in structuring the company: keeping enough cash to operate the business, maintain enough EBITDA to cover capital expenditures and retire debt, and third, make sure that what we're building will create value for our shareholders, and given today's changes in accounting rules and our need to build our own solutions rather than simply buy systems from third parties.


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                                                          Moderator: Sarah Bialk
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                                                            Confirmation #617467
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         Well, the net result is that over one-third of our operating costs each quarter are really in my mind investments in building the capabilities of Z-Tel to enter new markets and to enhance our products. So while the decline in EBITDA from the first quarter on paper may look like a setback, one needs to take the view as to why we accepted it and what are we doing and what are we going to get for our investment?

         As Trey noted, we spent 29 million each quarter on internal SG&A costs. Five million of that goes to OSF development to expand our wholesale and business offering. We spend another million plus in personnel to extend the capability of the (Z-Node) and our voice recognition platform. And much of the two million we spent on legal fees and regulatory support are going to ensure that UNE-P stays in place as well as to file tariffs in 47 states for business and new service offerings.

         On top of that, we now spend almost $1 million in SG&A each quarter on next-generation network initiatives. Now we're moving - and now we're going to move to voice-over-IP in selected markets in the next six months.

         The point here is simple really. This company can obviously post higher EBITDA in the short term if it viewed all the above expenditures as discretionary and omitted them. But it's our judgment if we did so it would do little to improve Z-Tel's position in the marketplace in the short run and it would impair our ability to create real value for the shareholders in the long run.

         Z-Tel is still a young company, early in its lifecycle, and it's tackling a big industry with the competitors. We've built some pretty good advantages over the last five years. But you're just not going to see quarter-to-quarter progress on every financial metric that looks like a typical utility for now.
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                                                          Moderator: Sarah Bialk
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         So the real question for us and for investors is as follows. What are we getting for this investment over the next couple of quarters? Will it lead to higher revenues? And then, will these investments moderate as a percentage of revenues, thereby leading to higher free cash flow? And will it create new value for our shareholders? I believe the answer is a resounding yes and I'm going to hit a few of the highlights in the following - in the sections that follow.

         Let's talk about consumer business. As we suspected a while ago, selling bundles alone trying to hit certain price points in the marketplace has gotten competitive fast. This was inevitable and pretty soon pricing will stabilize around certain levels for bundles. So while we don't believe the marketplace will get crazy, it does mean that you have to expand your service offerings and price to hit a broader part of the marketplace. That's why we soon will be offering multiple bundles at different price points, local and long distance services sold on a stand-alone basis or a bundled basis, and even a casual calling product based on our Personal Voice Assistant. This product segmentation not only allows us to compete more effectively but it also acts to expand the size of potential market.

         Our strategy is to take the Personal Voice Assistant and make it the key component of every product line. Our PVA is a lot more than voice dialing, instead it includes communities, it has robust messaging options, and at its heart it's a strategy not just a feature and it's an acquisition and retention vehicle unmatched in the marketplace today.

         We introduced PVA as part of our home edition bundle in mid February and now over 30 percent of our customers use the service routinely and have loaded contacts. Retention and customer satisfaction rates for those customers have dramatically improved compared to those who have not.

         But our first introduction of PVA required the user to input or import all of their own contacts. So while it make your personal communications more efficient, you couldn't get group dynamics


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                                                          Moderator: Sarah Bialk
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         working like you can with Internet-based business models. That changes in early September with our next release of PVA.

         Everyone belongs to communities - churches, scout troops, social groups, e-mail chains and so on, and the power of Personal Voice Assistant to add voice communication to what is now relegated to e-mail has real marketplace breakthrough material.

         PVA is also proving to be a great partner marketing strategy and our announcement last night with CBS SportsLine and their NFL Fantasy Football League is a great example. Fantasy sports are played by over 10 million people in the U.S. annually. And what we provide at CBS Sports Line in this application is an example of the power of PVA to benefit everyone in the equation: the subscriber, CBS SportsLine and Z-Tel.

         Players participate in leagues and have a commissioner. What we do is provide all one million plus CBS SportsLine users with a pre-populated address book of the people in each of their leagues, and a free 30-day trial. So (draft) day, Sunday afternoons, or Monday nights, members can call individuals that play in their leagues or leave messages for the entire group. You can even have an instant conference call with everyone in the league.

         Z-Tel offers a wide variety of ways to make your PVA permanent, whether it's part of your home phone service, as a stand-alone long distance service, or even as a stand-alone $4.95 service billed to your home phone or credit card.

         This type of approach has some great benefits for Z-Tel. Users get a great experience no up-front investment of time or money in finding out why Z-Tel is such a powerful service. Second, we create immediate value in the customers' minds, and they can get that value for free by signing up for any of our consumer-based services, or if they choose to just keep it as a stand-alone service for 4.95 a month.
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                                                          Moderator: Sarah Bialk
                                                            08-07-3/9:00 A.M. CT
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         The distribution economics are compelling most by e-mail, most distribution, and almost all fulfillment related to servicing each customer. And as part of the trial you get personal content included that has value. And last, it has high pass-along value with end users being able to create applications that make sense for themselves.

         We have long ((inaudible)) that Z-Tel services need to be groundbreaking and better for consumers on a qualitative basis and not just hit a certain price point that happens to be attractive in a particular marketplace.

         Second, let me now turn to the Z-Tel Business Services group. We started this group in earnest towards the end of the first quarter with the hiring of Frank Grillo. And since then he's assembled a whole Business Services team, been building our distribution capabilities, and using a mixture of direct selling to large accounts and then have sales companies that specialize in business communications as distribution partners.

         Both techniques are working well and things here are busy. The reasons are simple: multi-branch businesses often get poor pricing and services from the Bell companies, and our managed local offering that we provide allows them to get one point of contact, a homogeneous product set, a simple managed billing relationship, and now as Z-Tel enhance services a key set of productivity functions available across the enterprise. It's a (consultative) type sale and our team is very good at performing or assisting with the analysis and then implementing an overall solution.

         Getting business up and running hasn't been inexpensive and has, you know, hampered our second quarter results. But we expect this business to be profitable quickly and the results have been - have been terrific. We've invested substantially in modifying our OSS, we've had to expand our provisioning capabilities, develop new marketing materials, and build new


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                                                          Moderator: Sarah Bialk
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         infrastructure to support business applications. And most, if not all these expenses have been expenses incurred.

         To give you an idea how well this is doing, we've added over 7,000 business lines in the last 60 days and we're not (ramping) to add another 9,000 in August alone and expect to end the third quarter with over 30,000 business lines. It is now, on a day-to-day basis, almost 40 percent of our total provisioned order flow and we're working hard to scale the business even faster.

         Our relationships with Covad and other DSL vendors is a critical link to expanding the business vertically and we're planning soon to introduce more next-generation access services - plan to talk a little bit about it toward the end of my comments.

         Turning to wholesale, Sprint has continued to ramp up production and is tracking well to the yearend forecasts. MCI left us almost entirely in April and Sprint came out of the gate a little slower than we thought in this quarter. But then since May, they've been hitting production rates right at forecasted levels.

         We're now introducing with Sprint a small business product in trial. They are also evaluating the potential of using the Personal Voice Assistant in some of their consumer partnerships. While I don't expect much action here in that front this year, I am hopeful extending our partnership with Sprint in new areas in 2004.

         We've had a lot of discussions with other named players in the wholesale space and for the most part they're continuing on a number of fronts. I can't say much about these but the delay in the ((inaudible)) review, the win-back efforts of the Bell companies, and general corporate issues effecting some of these potential partners have delayed some of the discussions and implementation plans.

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         Important too to note on the wireless front is that the requirement to be ready for local number portability has put many initiatives on hold as these companies ready for a flood of customer change at the end of this year.

         Our growing relationship with Covad had a lot of potential to expand our wholesale business, too, since carriers can come to both of us for one-stop shop for broadband, local voice and enhanced services.

         Let me last address our plans for (including) UNE-P into a next-generation network. We have kept working at Z-Tel for the past two-and-a-half years under Rob Curtis, our head of Strategy and Regulatory, a group working on next-generation networks. These solutions allow for corporate applications, apartments and new residential developments - just for certain examples - to be served by a total voice-over-IP-based network. The best part is that over the past couple years breakeven points per market have dropped considerably. Our intellectual property that we continue to invest in each quarter supports this effort almost in its entirety with very little incremental investment. And end users acquiring this service will get integrated voice and data solutions at price points that are unmatched in the industry today.

         We're going to be introducing - talking a lot more about this in the next 30 to 60 days, but as things stand now, we'll be launching these services in Central Florida and Atlanta in the first quarter of 2004.

         So before turning the floor over for questions, let me first - ((inaudible)) say where we are at Z-Tel. We've gone through the fire of the MCI bankruptcy and its proceedings at the FCC. While many companies might have waited to see what happens, we have kept our initiatives going to increase the value of Z-Line and also to adapt to the coming world of having solutions based on broadband and narrowband networks and to add business services to our product mix.

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                                                          Moderator: Sarah Bialk
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         And I think we're increasingly seen in this industry as not just a
         UNE-P company but one that helps individuals and companies manage communications across different sets of services. We have continued to build all of this - our largest customer went bankrupt, we continue to pay down debt, and we haven't taken on any new capital investment. It's a remarkable achievement in my mind and gives me a lot of confidence about our future ahead.

         I know that investors are watching Z-Tel, watching many of these fully
         - don't fully see the benefits of this approach and in looking at the income statement this quarter looked a lot like prior quarters. But under the covers Z-Tel has come a long way and is much better positioned and with a little bit of luck to go a long way in the next 18 months.

         So my thanks to all the Z-Tel associates for their hard work.

         Open the floor up - open for questions.

Operator:  Thank you.

         The question-and-answer session will be conducted electronically. If you wish to ask a question, please press star, followed by the digit one on your touch-tone telephone. We will proceed in the order that you signal us and take as many questions as time permits. Once again, if you do have a question or a comment, please press star-one at this time. And we'll pause for just a moment to assemble the roster.

         And we'll take a question from Robert Fagin with Bear Stearns.

Robert Fagin:  Thanks.  Good morning.

Greg Smith:  Morning.
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Male:  Hey, Robert.

Robert Fagin: I wanted to - just a housekeeping. I didn't know if this was in your press release, I didn't see it - or some supplemental information. But how many UNE-P lines were you managing this quarter and how many of them were yours versus MCI or Sprint?

Trey Davis:  We can't disclose the Sprint numbers.  So we don't disclose.

         We've got 260,000 of our own.

Robert Fagin:  OK.  So 260,000 was the total...

         Trey Davis: That's just detail - but I can't - I'm not allowed to tell you what their numbers are.

Robert Fagin: OK. So on top of the 260 you were also managing a fair number for MCI and some for Sprint as well.

Trey Davis: Right. It makes us change - MCI lines have stayed static since October last year. We had mailboxes with them. And Sprint's growing but I just can't tell you at what pace.

Robert Fagin: OK, great. Thanks a lot.

Operator: And once again, if you do have a question or a comment, please press star-one at this time.

         And we'll take a question from Vic Grover with Kaufman Brothers. Mr. Grover, your line is open.

Vic Grover:  You guys hear me?
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Male:  Yes, what do you say, Vic?

Vic Grover: Sorry about that. So you had 260,000 lines at the end of the period. So you only had about let's see, 15,000 net adds? That seems a little low. I mean, what was the exact number on end-of-period bundled lines directly billed to Z-Tel?

Trey Davis: Vic, we had 262 at June 30 and I think the number we had at March 31 was 243, so it was about 20.

Vic Grover: Right. And so I guess the churn was higher than expected.
         What was your churn on a blended basis on the direct model?

Trey Davis:  The churn rate was about seven percent.

Vic Grover: What caused that? Was there a - some sort of channel that didn't work well - direct marketing or direct mail or what...

Male: Part of it was agent - when the Bell Companies came out with the
         49.99 unlimited some of our agents, you know, went back. And we also enforce limitations on how much they could use, meaning that you couldn't use it for business and you couldn't use it for gambling and all that kind of thing.

         And so what ended up happening was that - and we - and we've toughened up credit, too. So the culmination of that was June was pretty flat as far as net adds go.

Vic Grover: OK. And just another housekeeping. What were the LD subs at the end of the period? I know it's not a big number now but...
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                                                                           Z-TEL
                                                          Moderator: Sarah Bialk
                                                            08-07-3/9:00 A.M. CT
                                                            Confirmation #617467
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Greg Smith:  We had about 88,000.

Vic Grover: Now in terms of, Greg, regulatory, obviously this has been a big - a pretty controversial topic. Can you just give us a 10,000 overview on what you're seeing on the regulatory front? There's been a lot of noise about UNE-P going away, obviously, that was voted down. It wasn't like it was a windfall, it was a three-to-two decision. But now, you know, we're trying to fight the battle about (tel regs) being re-written.

         You know, can you just give us a brief overview of what you see and maybe get a little bit granular on the cost in terms of (loop) costs versus other costs? Where can the cost structure go for you?

Greg Smith: You know, two quick things just a bit on the regulatory.
         It'd be nice if this (Trainer) Review would come out. Sprint has not yet fully unleashed UNE-P marketing efforts partly because they want to see how the ruling came out just to see if there's any snags in it.

         And then, of course, what it does is it freezes the rest of the wholesale market, particularly the Internet service providers and people you might think that would normally want to get into local telephone service, you know, they just want to see what the order looks like. And so what it's had is a big chilling effect on the industry.

         Then what you're talking about and has lately seemed like to be the latest bad cold is that there's a lot of talk on what is (Teleric) pricing and if they change the methodology does that really wipe out the middle guy.


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                                                          Moderator: Sarah Bialk
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                                                            Confirmation #617467
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         The trick on - what (Teleric) means is it's a forward-looking cost methodology that says, "Hey, if a - if a efficient competitor or efficient carrier was to build a network going forward what would their cost look like?" And those would be the cost components that build up the UNE-P rates.

         What people don't typically realize is that in UNE-P rates the incumbent is allowed to make a return on capital. I think it's as much as 15 percent, I believe, on equity - I believe you (look at it most state). So the problem is if you look at this, what they're talking about doing is changing. And the Bell companies have this weird thing, "Well, what if we're not a efficient competitor, what if it's just us? What's our forward-looking cost? And, hence, shouldn't we be able to get more for it?" And it's sort of a weird thing to say that we're not efficient hence our prices ought to go up.

         The problem is when you look at that is you sort of go, well, eating us half of what we pay for it to the Bell companies is a (loop). And whether the (loop) is historical, forward-looking, forward-looking competitive, that thing is, you know, is going to be half the cost no matter what. I don't see it changing much. Today typically that's 13 bucks-14 bucks of what we pay the Bell Company.

         Switching, which is the other big component, certainly any type of forward-looking methodology with switch prices falling down like they have results in a lower and a lower price.

         So I don't really worry. I think - I think when people are looking at this - maybe for the Bell Company if they could get 25 cents more a line, given the fact that they have some many lines going to UNE-P, that it's an incremental pickup for them and, hence, that's good.

         I think on a per-subscriber basis it's not that material.

Vic Grover:  I'll yield the floor.  Thanks a lot, guys.
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                                                                           Z-TEL
                                                          Moderator: Sarah Bialk
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                                                            Confirmation #617467
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Male:  Thanks.

Operator: And as a final reminder, if you do have a question or a comment, please press star-one at this time. And we'll pause for just a moment.

Greg Smith: I appreciate you all being there.

Operator: And it seems there are no further questions at this time. I'll turn the conference back over to Ms. Bialk.

Sarah Bialk: We'd like to thank all of you for joining us today. And if you do have further questions, please feel free to reach me at 813-233-4586 or via e-mail at sbialk@z-tel.com.

         And we appreciate your participation today and look forward to speaking with you again next quarter.

Male:  Thanks.

Operator: That concludes today's teleconference. Thank you all for your participation.


                                       END